EXHIBIT 99.1

FOR IMMEDIATE RELEASE
August 2, 2017

Mammoth Energy Service, Inc. Announces
Second Quarter 2017 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, August 2, 2017 - Mammoth Energy Service, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the three and six months ended June 30, 2017. Key information related to Mammoth for the reporting periods is as follows:

Key Highlights for Second Quarter 2017:

•
Total revenue was $98.3 million for the three months ended June 30, 2017, up 42% from $69.2 million for the three months ended June 30, 2016 and up 31% sequentially from $74.9 million for the three months ended March 31, 2017.

•
Net loss for the three months ended June 30, 2017 was $1.2 million, an improvement of $7.2 million from a net loss of $8.4 million for the three months ended June 30, 2016. Mammoth reported Adjusted EBITDA (as defined and reconciled below) of $15.2 million and $13.5 million for the three months ended June 30, 2017 and 2016, respectively.

•
Expanded pressure pumping, sand deliveries and last-mile trucking into the SCOOP/STACK with the startup of our fourth pressure pumping fleet in June 2017 and anticipate the startup of our fifth fleet on August 8, 2017. Seeing continued sequential improvements to pricing across completions services.

•
Closed the acquisitions of Taylor Frac, LLC ("Taylor Frac") and the Chieftain Sand assets (renamed Piranha Proppants LLC) which furthered our vertical integration. Once the expansion of the Taylor Frac facility to 1.75 million tons per annum (Mmtpa) of capacity is completed later this year, Mammoth will be capable of processing approximately 4 Mmtpa of high quality frac sand, in direct support of our pressure pumping fleets, with estimated reserves of approximately 75 million tons.

•	Closed the acquisitions of Stingray Cementing LLC ("Stingray Cementing") and Stingray Energy Services LLC ("Stingray Energy Services") (together, the "Stingray Acquisition").

•
Signed a take-or-pay sand contract, with a third-party service company for 720 thousand tons per annum or half of Piranha’s capacity commencing on October 1, 2017. We believe the future cash flows from this contract will be approximately $90 to $100 million, assuming delivery of all contracted volumes, and will essentially pay for the cost of acquiring the Chieftain assets over the contract period while utilizing approximately one-half of the processing capacity.

•
Our liquidity at June 30, 2017 was approximately $114 million, comprised of cash on hand of $8.5 million and capacity under our revolver of $105 million. Borrowing base increased to $170 million (up from $144 million on March 31, 2017), reflecting the impact of assets from our recent acquisitions.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “The second quarter of 2017 was exceptionally busy for the entire Mammoth team as we closed the acquisitions of five companies to further our vertical integration and expanded into the Mid-Continent with the startup of our fourth pressure pumping fleet. The startup of our fifth fleet is expected in the coming days and we remain on track to complete the expansion of our Taylor Frac facility in 4Q 2017. The demand for pressure pumping, sand and logistics remains strong with significant demand seen over the remainder of the year and pricing continuing to increase. The signing of a three year take-or-pay contract for 720 thousand tons of sand production per year at attractive pricing ensures steady cash flows for an additional 18% of our expected sand production. We continue to evaluate additional sand contracts for our spot market capacity. Our focus remains oriented to generating high returns on our capital and not adding equipment simply for growth. We continue to evaluate options within our portfolio to maximize our return on capital."

Pressure Pumping Services

Mammoth's pressure pumping division contributed revenue of $49.9 million on 1,287 stages for the three months ended June 30, 2017 compared to $44.0 million on 963 stages for the three months ended June 30, 2016, increases of 13% and 34%, respectively. Sequentially, the number of stages pumped during the quarter grew by 49% from 860 in three months ended March 31, 2017. We were nearly fully utilized during 2Q 2017 despite adding a partial spread during the period, similar to our full effective utilization during the prior year period.

Mammoth's pressure pumping division contributed revenue of $90.4 million on 2,147 stages for the six months ended June 30, 2017 compared to $56.3 million on 1,167 stages for the six months ended June 30, 2016, increases of 61% and 84%, respectively.

During the three months ended June 30, 2017, we expanded pressure pumping operations into the SCOOP/STACK. Demand remains strong with our frac calendar fully booked into the fourth quarter of 2017 in both the Utica and Mid-Continent. The startup of our fifth fleet is on track to pump its initial job on August 8, 2017, with our sixth fleet expected to commence operations in October 2017.

Well Services

Mammoth's well services division contributed revenue of $8.1 million for the three months ended June 30, 2017 compared to $2.2 million for the three months ended June 30, 2016, an increase of 268%. The acquisitions of Stingray Cementing and Stingray Energy Services were completed on June 5, 2017. The inclusion of these businesses for 25 days of the quarter added $2.6 million in revenues during the three months ended June 30, 2017. Our coil tubing services accounted for $3.1 million of our operating division increase, as a result of an increase in average day rates from approximately $17,100 for the three months ended June 30, 2016 to approximately $29,400 for the three months ended June 30, 2017

Mammoth's well services division contributed revenue of $11.5 million for the six months ended June 30, 2017 compared to $4.9 million for the six months ended June 30, 2016, an increase of 135%. Our coil tubing services accounted for $3.8 million of our operating division increase, as a result of an increase in average day rates from approximately $18,500 for the six months ended June 30, 2016 to approximately $25,300 for the six months ended June 30, 2017.

Natural Sand Proppant Production

Mammoth's natural sand proppant division contributed revenue of $24.0 million for the three months ended June 30, 2017 compared to $11.0 million for the three months ended June 30, 2016, an increase of 118%. The Company sold 350,710 and 197,529 tons of sand for the three months ended June 30, 2017 and 2016, respectively. Sequentially, sand volumes sold increased by approximately 43%.

Mammoth's natural sand proppant division contributed revenue of $38.9 million for the six months ended June 30, 2017 compared to $14.2 million for the six months ended June 30, 2016, an increase of 174%. The Company sold 596,706 and 259,890 tons of sand for the six months ended June 30, 2017 and 2016, respectively.

The average FOB mine gate price increased to $40.97 per ton in the three months ended June 30, 2017, up 16% sequentially, as industry activity increased and the demand for frac sand remained strong.

To protect our future cash flows, we recently entered into a take-or-pay sand contract with a third-party service company covering 720 thousand tons of sand across several grades (20/40, 30/50 and 40/70). The contract has a three year term commencing on October 1, 2017. In total, we believe the future cash flows from this contract will be approximately $90 to $100 million, assuming delivery of all contracted volumes, and will essentially pays for the cost of acquiring the Chieftain assets over the contract period. Including our legacy sand contract with Gulfport, which runs through September 30, 2018, we now have approximately 1.0 million tons per annum (Mmtpa) of sand contracted at very competitive rates with approximately 2.1 Mmtpa expected to be used in direct support of our fracking operations.

The acquisitions of Taylor Frac and the Chieftain Sand assets (renamed Piranha Proppants) were both closed during the second quarter of 2017 with sand sales from the Piranha Proppant facility commencing in June 2017. The expansion of the Taylor Frac facility is underway with the expectation of increasing capacity to 1.75 Mmtpa (up from 0.7 Mmtpa) by year-end 2017. Once the Taylor Frac expansion is completed, our processing capacity will grow to approximately 4 Mmtpa.

Contract Land and Directional Drilling Services

Mammoth's contract land and directional drilling division contributed revenue of $12.6 million for the three months ended June 30, 2017 compared to $5.2 million for the three months ended June 30, 2016, an increase of 142%. The increase in revenue resulted primarily from increased utilization and day rates for both land rigs and directional drilling services.

Mammoth's contract land and directional drilling division contributed revenue of $23.2 million for the six months ended June 30, 2017 compared to $11.6 million for the six months ended June 30, 2016, an increase of 100%. The increase in revenue resulted primarily from increased utilization and day rates for both land rigs and directional drilling services.

We performed upgrades on two of our horizontal rigs in late 1Q and early 2Q 2017, including new high pressure fluid ends and electrical upgrades, to make them more marketable in today environment. Both of these rigs are expected to demand higher day rates as a result of the upgrades. Six horizontal rigs on average operated in 2Q 2017, with five horizontal rigs operating today. For the remainder of 2017, we expect between five and six of our horizontal rigs to operate in the Permian Basin.

Other Energy Services

Mammoth's other energy services division contributed revenue of $3.7 million and $6.7 million for the three months ended June 30, 2017 and 2016, respectively. The decrease was primarily driven by decreased occupancy levels. The remote accommodations decrease was partially offset by the revenue generated from a new energy infrastructure operation that has been initiated, which accounted for $1.7 million of the revenue in the second quarter of 2017.

Mammoth's other energy services division contributed revenues of $9.2 million and $14.7 million for the six months ended June 30, 2017 and 2016, respectively.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses increased by 48% to $7.7 million from $5.2 million for the three months ended June 30, 2017 and 2016, respectively. The increase was primarily attributable to increased compensation and benefits along with increased professional service charges.
SG&A expenses increased by 64% to $14.4 million from $8.8 million for the six months ended June 30, 2017 and 2016, respectively. The increase was primarily attributable to increased compensation and benefits along with increased professional service charges.
SG&A expenses, as a percentage of total revenue, came in at 7.8% in the second quarter of 2017 as compared to 7.5% during the second quarter of 2016. With the recent acquisitions and expansion into the Mid-Continent, our employee count has increased to 1,094 as of June 30, 2017, up from 684 on December 31, 2016.

Liquidity

As of June 30, 2017, we had an aggregate of $65.0 million in borrowings outstanding under our revolving credit facility, leaving an aggregate of $104.7 million of available borrowing capacity under this facility and we had $8.5 million of cash on hand. With the recent acquisitions of Taylor Frac, Stingray Cementing, Stingray Energy Services and the Chieftain Sand assets and our fourth fleet now operating, our borrowing base has increased to $170 million (up from $144 million on March 31, 2017).

Capital Expenditures

The following table summarizes our capital expenditures by operating division for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Pressure pumping services (a)	$24,736,600	$896,847	$53,401,909	$927,542
Well services (b)	344,474	247,829	344,474	247,829
Natural sand proppant production (c)	2,795,370	65,184	2,969,883	157,726
Contract and directional drilling services (d)	3,631,540	158,924	5,900,817	423,095
Other energy services (e)	3,958,043	270,386	3,958,636	418,017
Net change in cash	$35,466,027	$1,639,170	$66,575,719	$2,174,209

(a).	Capital expenditures primarily for pressure pumping equipment for the six months ended June 30, 2017 and 2016.

(b).	Capital expenditures primarily for equipment upgrades for the six months ended June 30, 2017 and 2016.

(c).	Capital expenditures included a conveyor for the six months ended June 30, 2017 and plant additions for the six months ended June 30, 2016.

(d).	Capital expenditures primarily for upgrades to our rig fleet for the six months ended June 30, 2017 and 2016.

(e).
Capital expenditures primarily for an intersection upgrade for the six months ended June 30, 2016. Capital expenditures for the six months ended June 30, 2017 represent property and equipment for energy infrastructure services.

Explanatory Note Regarding Financial Information

The historical financial information for periods prior to October 12, 2016, contained in this release relates to Mammoth Energy Partners LP, a Delaware limited partnership (the "Partnership"). On October 12, 2016, the Partnership was converted into a Delaware limited liability company named Mammoth Energy Partners LLC ("Mammoth LLC"), and then each member of Mammoth LLC contributed all of its membership interests in Mammoth LLC to the Company. Prior to the conversion and the contribution, the Company was a wholly-owned subsidiary of the Partnership. Following the conversion and the contribution, Mammoth LLC (as the converted successor to the Partnership) became a wholly-owned subsidiary of the Company.

On October 13, 2016, Mammoth priced 7,750,000 shares of its common stock in its initial public offering (the "IPO") at a price to the public of $15.00 per share and, on October 14, 2016, Mammoth’s common stock began trading on The Nasdaq Global Select Market under the symbol “TUSK.” On October 19, 2016, Mammoth closed its IPO. Unless the context otherwise requires, references in this release to Mammoth or the Company, when used in a historical context for periods prior to October 12, 2016 refer to the Partnership and its subsidiaries. References in this release to Mammoth or the Company, when used for periods beginning on or after October 12, 2016 refer to Mammoth and its subsidiaries.

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Report filed on Form 10-K with the Securities and Exchange Commission ("SEC") on February 24, 2017.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that our CODM manages the segments, evaluates the segment financial statements, and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of net income (loss) before income taxes prior to depreciation and amortization, impairment of long-lived assets, acquisition related costs, one-time compensation charges associated with the IPO, equity based compensation, interest income, interest expense and other (income) expense, net (which is comprised of the (gain) loss on disposal of long-lived assets) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Based on the CODM's assessment, effective December 31, 2016, the Company updated the reportable segments to align with its new CODM designated reporting structure and business activities. The Company now has five segments consisting of pressure pumping services, well services, natural sand proppant, contract land and directional drilling services and other energy services. Prior to this change, the reportable segments were comprised of four segments for financial reporting purposes: completion and production services, completion and production - natural sand proppant, land and directional drilling services and remote accommodation services. We have conformed our presentation for prior periods to reflect this new segment presentation.

On June 5, 2017, the Company completed the acquisition of (1) Sturgeon Acquisitions, LLC and its wholly owned subsidiaries Taylor Frac LLC, Taylor RE, LLC and South River, LLC (collectively, "Sturgeon"); (2) Stingray Energy Services and (3) Stingray Cementing (together with Stingray Energy Services, the “Stingray Acquisition”) in exchange for the issuance by Mammoth of an aggregate of 7,000,000 shares of its common stock.

Prior to the acquisition, the Company and Sturgeon were under common control and it is required under accounting principles generally accepted in the Unites States of America ("GAAP") to account for this common control acquisition in a manner similar to the pooling of interest method of accounting. Therefore, the Company's historical financial information has been recast to combine Sturgeon with the Company as if the acquisition had been completed at commencement of Sturgeon's operations on September 13, 2014.

Conference Call Information

Mammoth will host a conference call on Thursday, August 3, 2017 at 10:00 a.m. CST (11:00 am EST) to discuss its second quarter 2017 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 56927469. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services includes pressure pumping services, well services, natural sand proppant services, contract land and directional drilling services and other energy services. Other energy services currently consists primarily of remote accommodation services and energy infrastructure services. For additional information about Mammoth, please visit our website at www.mammothenergy.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases. Information on our website is not part of this news release.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Report filed on Form 10-K filed with the SEC on February 24, 2017 our Quarterly Reports on Form 10-Q, and our subsequent filings we make with the SEC, including those relating to our acquisitions, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
Mammoth Energy Services, Inc., Attention: Don Crist, 14201 Caliber Drive, Suite 300, Oklahoma City, Oklahoma 73134, tel: 405-608-6048

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS	June 30,	December 31,
CURRENT ASSETS	2017 (a)	2016 (b)
Cash and cash equivalents	$8,549,290	$29,238,618
Accounts receivable, net	30,414,421	21,169,579
Receivables from related parties	45,686,985	27,589,283
Inventories	10,316,700	6,124,201
Prepaid expenses	3,647,227	4,425,872
Other current assets	341,555	391,599
Total current assets	98,956,178	88,939,152

Property, plant and equipment, net	327,080,164	242,119,663
Sand reserves	75,892,824	55,367,295
Intangible assets, net - customer relationships	13,962,772	15,949,772
Intangible assets, net - trade names	6,641,557	5,617,057
Goodwill	99,562,761	88,726,875
Other non-current assets	4,821,319	5,642,661
Total assets	$626,917,575	$502,362,475
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$53,864,660	$20,469,542
Payables to related parties	120,183	203,209
Accrued expenses and other current liabilities	10,190,094	8,546,198
Income taxes payable	—	28,156
Total current liabilities	64,174,937	29,247,105

Long-term debt	65,000,000	—
Deferred income taxes	52,307,148	47,670,789
Asset retirement obligation	2,006,294	259,804
Other liabilities	3,018,937	2,404,422
Total liabilities	186,507,316	79,582,120

COMMITMENTS AND CONTINGENCIES (Note 14)

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 44,500,000 and	445,000	375,000
37,500,000 issued and outstanding at June 30, 2017 and December 31, 2016, respectively.
Additional paid in capital	505,245,742	400,205,921
Member's equity	—	81,738,675
Accumulated deficit	(62,473,672)	(56,322,878)
Accumulated other comprehensive loss	(2,806,811)	(3,216,363)
Total equity	440,410,259	422,780,355
Total liabilities and equity	$626,917,575	$502,362,475

(a) Financial information includes the financial position and results attributable to Sturgeon for the entire period presented and Stingray Cementing and Stingray Energy Services from June 5, 2017 (the date of their acquisition).
(b) Financial information has been recast to include the financial position and results attributable to Sturgeon.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
REVENUE	2017 (a)	2016 (b)	2017 (a)	2016 (b)
Services revenue	$29,659,151	$18,650,612	$56,751,033	$46,887,094
Services revenue - related parties	44,602,759	39,504,058	77,564,416	40,650,612
Product revenue	10,395,025	1,694,698	13,767,088	2,976,443
Product revenue - related parties	13,605,124	9,313,266	25,145,543	11,231,344
Total revenue	98,262,059	69,162,634	173,228,080	101,745,493

COST AND EXPENSES
Services cost of revenue (c)	57,103,703	40,171,539	102,564,507	66,264,915
Services cost of revenue - related parties (c)	262,192	80,491	692,109	197,537
Product cost of revenue (c)	19,974,059	10,251,613	32,581,324	16,432,367
Selling, general and administrative	7,393,076	4,989,040	13,805,620	8,494,669
Selling, general and administrative - related parties	306,630	217,098	630,884	325,343
Depreciation, depletion, accretion and amortization	19,893,399	18,810,615	37,130,650	36,561,687
Impairment of long-lived assets	—	1,870,885	—	1,870,885
Total cost and expenses	104,933,059	76,391,281	187,405,094	130,147,403
Operating loss	(6,671,000)	(7,228,647)	(14,177,014)	(28,401,910)

OTHER (EXPENSE) INCOME
Interest expense	(1,111,608)	(1,012,031)	(1,508,792)	(2,308,387)
Bargain purchase gain, net of tax	4,011,512	—	4,011,512	—
Other, net	(202,496)	626,716	(386,642)	625,726
Total other income (expense)	2,697,408	(385,315)	2,116,078	(1,682,661)
Loss before income taxes	(3,973,592)	(7,613,962)	(12,060,936)	(30,084,571)
(Benefit) provision for income taxes	(2,804,077)	789,375	(5,910,142)	1,683,735
Net loss	$(1,169,515)	$(8,403,337)	$(6,150,794)	$(31,768,306)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment (1)	181,442	(5,493)	409,552	1,969,858
Comprehensive loss	$(988,073)	$(8,408,830)	$(5,741,242)	$(29,798,448)

Net earnings (loss) per share (basic and diluted)	$(0.03)	$(0.28)	$(0.16)	$(1.06)
Weighted average number of shares outstanding	39,500,000	30,000,000	38,505,525	30,000,000

Pro Forma C Corporation Data:
Net loss, as reported		(7,613,962)		(30,084,571)
Pro forma benefit for income taxes		(2,342,467)		(3,287,051)
Pro forma net loss		(5,271,495)		(26,797,520)
Basic and Diluted (Note 9)		$(0.14)		$(0.71)
Weighted average pro forma shares outstanding—basic and diluted (Note 9)		37,500,000		37,500,000

(1) Net of tax	434,169	—	454,312	—
(a) Financial information includes the financial position and results attributable to Sturgeon for the entire period presented and Stingray Cementing and Stingray Energy Services from June 5, 2017 (the date of their acquisition).
(b) Financial information has been recast to include the financial position and results attributable to Sturgeon.
(c) Exclusive of depreciation, depletion, accretion and amortization

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended
	June 30,
Cash flows from operating activities	2017 (a)	2016 (b)
Net loss	$(6,150,794)	$(31,768,306)
Adjustments to reconcile net loss to cash provided by operating activities:
Equity based compensation	1,619,893	—
Depreciation, depletion, accretion and amortization	37,130,650	36,561,687
Amortization of coil tubing strings	1,045,233	962,302
Amortization of debt origination costs	199,403	199,403
Bad debt expense	18,980	1,764,218
(Gain) loss on disposal of property and equipment	127,153	(710,046)
Gain on bargain purchase	(4,011,512)	—
Impairment of long-lived assets	—	1,870,885
Deferred income taxes	(6,529,406)	41,292
Changes in assets and liabilities:
Accounts receivable, net	(4,792,555)	(2,562,425)
Receivables from related parties	(12,995,194)	(7,803,381)
Inventories	(4,931,651)	30,615
Prepaid expenses and other assets	1,528,346	(1,092,731)
Accounts payable	20,557,001	8,008,632
Payables to related parties	(83,079)	(199,694)
Accrued expenses and other liabilities	1,300,687	5,659,053
Income taxes payable	(28,156)	(15,387)
Net cash provided by operating activities	24,004,999	10,946,117

Cash flows from investing activities:
Purchases of property and equipment	(66,575,719)	(2,174,209)
Business acquisitions, net	(39,570,187)	—
Proceeds from disposal of property and equipment	780,932	3,165,519
Business combination cash acquired (Note 3)	2,671,558	—
Net cash (used in) provided by investing activities	(102,693,416)	991,310

Cash flows from financing activities:
Borrowings from lines of credit	79,150,000	11,150,000
Repayments of lines of credit	(14,150,000)	(25,752,516)
Repayment of Stingray acquisition long-term debt	(7,073,854)	—
Net cash provided by (used in) financing activities	57,926,146	(14,602,516)
Effect of foreign exchange rate on cash	72,943	54,163
Net decrease in cash and cash equivalents	(20,689,328)	(2,610,926)
Cash and cash equivalents at beginning of period	29,238,618	4,038,899
Cash and cash equivalents at end of period	$8,549,290	$1,427,973

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,085,851	$2,056,581
Cash paid for income taxes	$911,700	$2,035,015
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in trade accounts payable	$7,835,614	$414,795

(a) Financial information includes the financial position and results attributable to Sturgeon for the entire period presented and Stingray Cementing and Stingray Energy Services from June 5, 2017 (the date of their acquisition).
(b) Financial information has been recast to include the financial position and results attributable to Sturgeon.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED SEGMENT INCOME STATEMENTS (unaudited) (a), (b)

	Completion and Production
Six Months Ended June 30, 2017	Pressure Pumping Services	Well Services	Sand	Drilling	Other Energy Services	Total
Revenue from external customers	$17,508,098	$8,796,654	$13,767,088	$21,215,222	$9,231,059	$70,518,121
Revenue from related parties	$72,868,938	$2,687,448	$25,145,543	$2,007,505	$525	$102,709,959
Cost of revenue	$64,533,809	$10,436,065	$32,581,324	$22,986,579	$5,300,163	$135,837,940
Selling, general and administrative expenses	$4,179,665	$1,698,503	$4,473,436	$2,728,778	$1,356,122	$14,436,504
Earnings before interest, other expense (income), impairment, taxes and depreciation and amortization	$21,663,562	$(650,466)	$1,857,871	$(2,492,630)	$2,575,299	$22,953,636
Other expense (income)	$6,389	$(1,991)	$153,776	$224,236	$4,232	$386,642
Bargain purchase gain	$—	$—	$(4,011,512)	$—	$—	$(4,011,512)
Interest expense	$431,795	$(108,376)	$485,239	$657,058	$43,076	$1,508,792
Depreciation, depletion, accretion and amortization	$18,784,446	$3,428,162	$3,568,659	$9,942,310	$1,407,073	$37,130,650
Income tax (benefit) provision	$—	$(6,500,514)	$8,502	$—	$581,870	$(5,910,142)
Net income (loss)	$2,440,932	$2,532,253	$1,653,207	$(13,316,234)	$539,048	$(6,150,794)

Three Months Ended June 30, 2017
Revenue from external customers	$8,816,451	$5,606,522	$10,395,025	$11,511,825	$3,724,353	$40,054,176
Revenue from related parties	$41,108,032	$2,534,553	$13,605,124	$959,913	$261	$58,207,883
Cost of revenue	$35,826,369	$6,636,289	$19,974,059	$12,033,156	$2,870,081	$77,339,954
Selling, general and administrative expenses	$2,404,739	$726,098	$2,415,883	$1,433,754	$719,232	$7,699,706
Earnings before interest, other expense (income), impairment, taxes and depreciation and amortization	$11,693,375	$778,688	$1,610,207	$(995,172)	$135,301	$13,222,399
Other expense (income)	$3,758	$(3,173)	$139,569	$60,451	$1,891	$202,496
Bargain purchase gain	$—	$—	$(4,011,512)	$—	$—	$(4,011,512)
Interest expense	$303,351	$(2,474)	$352,600	$439,876	$18,255	$1,111,608
Depreciation, depletion, accretion and amortization	$9,626,553	$2,219,921	$2,205,694	$4,973,682	$867,549	$19,893,399
Income tax (benefit) provision	$—	$(2,808,982)	$8,502	$—	$(3,597)	$(2,804,077)
Net income (loss)	$1,759,713	$1,373,396	$2,915,354	$(6,469,181)	$(748,797)	$(1,169,515)

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED SEGMENT INCOME STATEMENTS (unaudited) (a), (b)

	Completion and Production
Six Months Ended June 30, 2016	Pressure Pumping Services	Well Services	Sand	Drilling	Other Energy Services	Total
Revenue from external customers	$18,157,113	$4,360,611	$2,976,443	$9,715,833	$14,653,537	$49,863,537
Revenue from related parties	$38,165,558	$567,887	$11,231,344	$1,916,595	$572	$51,881,956
Cost of revenue	$40,083,680	$6,962,055	$16,432,367	$12,968,054	$6,448,663	$82,894,819
Selling, general and administrative expenses	$2,065,542	$1,013,478	$2,109,803	$2,567,237	$1,063,952	$8,820,012
Earnings before interest, other expense (income), impairment, taxes and depreciation and amortization	$14,173,449	$(3,047,035)	$(4,334,383)	$(3,902,863)	$7,141,494	$10,030,662
Other expense (income)	$23,825	$(673,145)	$72,985	$(57,574)	$8,183	$(625,726)
Interest expense	$368,764	$149,095	$211,111	$1,554,207	$25,210	$2,308,387
Depreciation, depletion, accretion and amortization	$18,913,487	$2,670,222	$2,949,851	$10,945,932	$1,082,195	$36,561,687
Impairment of long-lived assets	$138,587	$1,384,751	$—	$347,547	$—	$1,870,885
Income tax (benefit) provision	$—	$(3,094)	$—	$—	$1,686,829	$1,683,735
Net (loss) income	$(5,271,214)	$(6,574,864)	$(7,568,330)	$(16,692,975)	$4,339,077	$(31,768,306)

Three Months Ended June 30, 2016
Revenue from external customers	$5,862,584	$1,662,019	$1,694,698	$4,458,095	$6,667,914	$20,345,310
Revenue from related parties	$38,165,558	$567,887	$9,313,266	$770,596	$17	$48,817,324
Cost of revenue	$28,551,790	$3,034,349	$10,251,613	$5,759,398	$2,906,493	$50,503,643
Selling, general and administrative expenses	$1,539,371	$440,182	$1,508,533	$1,264,763	$453,289	$5,206,138
Earnings before interest, other expense (income), impairment, taxes and depreciation and amortization	$13,936,981	$(1,244,625)	$(752,182)	$(1,795,470)	$3,308,149	$13,452,853
Other expense (income)	$43,033	$(682,545)	$53,803	$(47,500)	$6,493	$(626,716)
Interest expense	$131,709	$50,776	$106,650	$701,633	$21,263	$1,012,031
Depreciation, depletion, accretion and amortization	$9,958,270	$1,272,715	$1,581,334	$5,438,551	$559,745	$18,810,615
Impairment of long-lived assets	$138,587	$1,384,751	$—	$347,547	$—	$1,870,885
Income tax (benefit) provision	$—	$(3,094)	$—	$—	$792,469	$789,375
Net income (loss)	$3,665,382	$(3,267,228)	$(2,493,969)	$(8,235,701)	$1,928,179	$(8,403,337)

(a) Financial information includes the financial position and results attributable to Sturgeon for the entire period presented and Stingray Cementing and Stingray Energy Services from June 5, 2017 (the date of their acquisition).
(b) Financial information has been recast to include the financial position and results attributable to Sturgeon.

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net income (loss) before depreciation and amortization, impairment of long-lived assets, acquisition related costs, equity based compensation, bargain purchase gain, interest expense, other expense (income), net (which is comprised of the (gain) or loss on disposal of long-lived assets) and (benefit) provision for income taxes. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

•
is widely used by investors in the energy services industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	is a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness; and

•	is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables also provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income or loss for each of our operating segments.

Consolidated

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net income (loss)	$(1,169,515)	$(8,403,337)	$(6,150,794)	$(31,768,306)
Depreciation and amortization expense	19,893,399	18,810,615	37,130,650	36,561,687
Impairment of long-lived assets	—	1,870,885	—	1,870,885
Acquisition related costs	961,237	—	2,190,749	—
Equity based compensation	1,050,062	—	1,619,893	—
Bargain purchase gain	(4,011,512)	—	(4,011,512)	—
Interest expense	1,111,608	1,012,031	1,508,792	2,308,387
Other expense (income), net	202,496	(626,716)	386,642	(625,726)
(Benefit) provision for income taxes	(2,804,077)	789,375	(5,910,142)	1,683,735
Adjusted EBITDA	$15,233,698	$13,452,853	$26,764,278	$10,030,662

Pressure Pumping Services

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net income (loss)	$1,759,713	$3,665,382	$2,440,932	$(5,271,214)
Depreciation and amortization expense	9,626,553	9,958,270	18,784,446	18,913,487
Impairment of long-lived assets	—	138,587	—	138,587
Equity based compensation	502,901	—	774,289	—
Interest expense	303,351	131,709	431,795	368,764
Other (income) expense, net	3,758	43,033	6,389	23,825
Adjusted EBITDA	$12,196,276	$13,936,981	$22,437,851	$14,173,449

Other Well Services

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net income (loss)	$1,373,396	$(3,267,228)	$2,532,253	$(6,574,864)
Depreciation and amortization expense	2,219,921	1,272,715	3,428,162	2,670,222
Impairment of long-lived assets	—	1,384,751	—	1,384,751
Acquisition related costs	—	—	170,132	—
Equity based compensation	90,461	—	137,450	—
Interest expense	(2,474)	50,776	(108,376)	149,095
Other (income) expense, net	(3,173)	(682,545)	(1,991)	(673,145)
Provision (benefit) for income taxes	(2,808,982)	(3,094)	(6,500,514)	(3,094)
Adjusted EBITDA	$869,149	$(1,244,625)	$(342,884)	$(3,047,035)

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Services

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net income (loss)	$2,915,354	$(2,493,969)	$1,653,207	$(7,568,330)
Depreciation and amortization expense	2,205,694	1,581,334	3,568,659	2,949,851
Acquisition related costs	916,214	—	1,954,079	—
Equity based compensation	182,337	—	252,461	—
Bargain purchase gain	(4,011,512)	—	(4,011,512)	—
Interest expense	352,600	106,650	485,239	211,111
Other (income) expense, net	139,569	53,803	153,776	72,985
Provision for income taxes	8,502	—	8,502	—
Adjusted EBITDA	$2,708,758	$(752,182)	$4,064,411	$(4,334,383)

Contract Land and Directional Drilling Services

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net loss	$(6,469,181)	$(8,235,701)	$(13,316,234)	$(16,692,975)
Depreciation and amortization expense	4,973,682	5,438,551	9,942,310	10,945,932
Impairment of long-lived assets	—	347,547	—	347,547
Acquisition related costs	3,000	—	24,515	—
Equity based compensation	180,394	—	292,264	—
Interest expense	439,876	701,633	657,058	1,554,207
Other expense (income), net	60,451	(47,500)	224,236	(57,574)
Adjusted EBITDA	$(811,778)	$(1,795,470)	$(2,175,851)	$(3,902,863)

Other Energy Services

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016	2017	2016
Net (loss) income	$(748,797)	$1,928,179	$539,048	$4,339,077
Depreciation and amortization expense	867,549	559,745	1,407,073	1,082,195
Impairment of long-lived assets	—	—	—	—
Acquisition related costs	42,023	—	42,023	—
Equity based compensation	93,969	—	163,429	—
Interest expense	18,255	21,263	43,076	25,210
Other expense (income), net	1,891	6,493	4,232	8,183
Provision (benefit) for income taxes	(3,597)	792,469	581,870	1,686,829
Adjusted EBITDA	$271,293	$3,308,149	$2,780,751	$7,141,494